EXHIBIT 23.4

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-78673) of our report, which contains an explanatory paragraph concerning the company's ability to continue as a going concern, dated April 15, 1998 relating to the financial statements and financial statement schedule, which appears in Saba Petroleum Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers


Los Angeles, California
May 19, 1999